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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Advanced Tissue Sciences, Inc. for the registration of 275,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 1996, with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP



San Diego, California
July 26, 1996